Exhibit 99.1

500 Laurel Street, Ste. 101 Baton Rouge, LA 70801 Phone: 225.248.7600 Toll Free: 877.614.7600

FOR IMMEDIATE RELEASE December 18, 2018	Misty Albrecht Business First Bank 225.286.7879 Misty.Albrecht@b1bank.com

Business First Bancshares, Inc. Completes $25 million
Private Placement of Subordinated Debt

Baton Rouge, LA – Business First Bancshares, Inc. (“Business First”) (NASDAQ: BFST), the holding company for Business First Bank, today announced the completion of a private placement of $25 million of fixed-to-floating subordinated notes due December 31, 2033 to an affiliate of EJF Capital LLC. Business First intends to use the net proceeds of the offering to repay the approximately $3.3 million outstanding balance of its indebtedness to First National Bankers Bank, with the remaining proceeds to be used for general corporate purposes.

“We were pleased by the efficiency of execution of this subordinated debt offering with our partners at EJF Capital,” said Jude Melville, Business First’s President and CEO. “2018 has been a notable year for our company and securing this funding positions us to continue maximizing future opportunities on behalf of our clients, our shareholders and our teammates.”

The subordinated notes have been structured to qualify as Tier 2 capital for Business First for regulatory capital purposes. The subordinated notes will bear interest, beginning on December 17, 2018, at an annual rate of 6.75% until December 17, 2028. For the remainder of the term of the subordinated notes, which mature on December 31, 2033, the subordinated notes bear interest at a floating rate, reset quarterly, equal to three-month LIBOR, or a replacement benchmark if necessary, plus 369 basis point. Interest is payable quarterly in arrears. The subordinated notes are redeemable by Business First at its option, in whole or in part, on or after December 17, 2028, or under certain other circumstances.

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Stephens Inc. served as financial advisor, and Fenimore, Kay, Harrison & Ford, LLP served as legal counsel, for the private placement to Business First.

No Offer or Solicitation

The offer and sale of the subordinated notes has not been registered under the Securities Act of 1933, as amended, or any state securities laws, and the subordinated notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there by any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The indebtedness evidenced by the subordinated notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its banking subsidiary Business First Bank, operates 27 offices, including 26 full-service banking centers, in markets across Louisiana and Texas. Business First Bank provides commercial and personal banking, treasury management, and wealth solutions services to small to midsize businesses and their owners and employees. Visit www.b1BANK.com for more information.

Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Business First cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement and Business First undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2017, and otherwise in our reports and filings with the Securities and Exchange Commission.

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